As filed with the Securities and Exchange Commission on October 31, 2007
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BLUEPHOENIX SOLUTIONS LTD.
(Exact Name of Registrant as Specified in Its Charter)

Israel	Not Applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	Identification no.)

8 Maskit Street
Herzliya 46120, Israel
972-9-952-6100
(Address of Principal Executive Offices) (Zip Code)

CRYSTAL 1996 EMPLOYEE SHARE OPTION PLAN
Renamed: BLUEPHOENIX 2003 EMPLOYEE SHARE OPTION PLAN
(Full Title of the Plan)

Varda Sagiv
BluePhoenix Solutions USA Inc.
8000 Regency Parkway
Cary, North Carolina 27511
(Name and Address of Agent for Service)

(919) 380-5100
(Telephone number, including area code, of Agent for Service)

Copies to:

Ernest Wechsler , Esq.	Yael Peretz, Adv.	Yael Bar-Shai, Adv.
Kramer Levin Naftalis & Frankel LLP	BluePhoenix Solutions Ltd.	Herzog, Fox & Neeman
1177 Avenue of the Americas	8 Maskit Street	Asia House
New York, New York 10036	Herzliya 46120, Israel	4 Weizman Street
(212)-715-9100	972-9-952-6100	Tel Aviv 64239, Israel
972-3-692-2020

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered (1) (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price	Amount of registration fee

Ordinary Shares, par value NIS 0.01 per share	350,000 shares	$4.00	$1,400,000	$42.98

Ordinary Shares, par value NIS 0.01 per share	200,000 shares	$5.00	$1,000,000	$30.70

Ordinary Shares, par value NIS 0.01 per share	55,000 shares	$5.50	$302,500	$9.29

Ordinary Shares, par value NIS 0.01 per share	300,000 shares	$6.00	$1,800,000	$55.26

Total	905,000 shares	N/A	$4,502,500	$138.23

(1)	The aggregate number of ordinary shares being registered are granted under BluePhoenix 2003 Employee Share Option Plan (previously known as the “Crystal 1996 Employee Share Option Plan – Part One”), as amended (the “BluePhoenix Plan”). The BluePhoenix Plan was amended by BluePhoenix shareholders in 2002, 2003 and 2004 to increase the number of ordinary shares authorized for issuance under the plan to 3,700,000. Effective as of August 6, 2003, the name of the plan was changed to “BluePhoenix 2003 Employee Stock Option Plan.”

(2)	Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the “Act”), an additional indeterminable number of shares are also being registered to cover any adjustments required by stock splits, stock dividends or similar transactions under the Plan.

(3)	Calculated solely for purposes of this offering under Rule 457(h)(1) of the Act on the basis of the price at which the options may be exercised. The Registrant has already granted the options related to the shares being registered under this registration statement.

EXPLANATORY NOTE

        On February 12, 1999, BluePhoenix Solutions Ltd. (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 (File No. 333-10008) (the “1999 Registration Statement”) relating to 903,767 ordinary shares, par value NIS 0.01 per share of the Registrant (the “Ordinary Shares”), to be offered and sold to participants under the BluePhoenix 2003 Employee Share Option Plan, previously known as the Crystal 1996 Employees Share Option Plan – Part One, as amended from time to time (the “Plan”) and 145,900 of its ordinary shares under the Crystal 1996 Employee Option Plan – Part II (“Plan – Part II”), both pursuant to the 1999 Registration Statement.

        On July 26, 2001, the Registrant filed with the Commission a registration statement on Form S-8 (File No. 333-13770) (the “2001 Registration Statement” and, collectively with the 1999 Registration Statement, the “Registration Statements”) relating to an additional 1,421,233 Ordinary Shares to be offered and sold to participants under the Plan and under the Plan – Part II.

        The contents of both these prior Registration Statements are incorporated herein by reference. This Registration Statement is being filed to register an additional 905,000 Ordinary Shares to be offered and sold under the Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

        BluePhoenix Solutions Ltd. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2006, filed with the Commission on March 30, 2007;

(b)	The Registrant's Annual Report on Form 20-F/A for the fiscal year ended December 31, 2006, filed with the Commission on March 30, 2007;

(c)	The Registrant’s reports on Form 6-K, filed with the Commission on January 8, 2007, January 16, 2007, January 31, 2007, February 12, 2007, February 20, 2007, March 6, 2007, March 19, 2007, April 16, 2007, April 18, 2007, May 2, 2007, May 9, 2007, May 9, 2007, May 9, 2007, May 16, 2007, May 21, 2007, May 29, 2007, June 11, 2007, June 18, 2007, June 26, 2007, June 28, 2007, July 5, 2007, July 5, 2007, July 9, 2007, July 16, 2007, July 23, 2007, July 31, 2007, August 1, 2007, August 6, 2007, August 17, 2007, August 27, 2007, August 30, 2007, September 5, 2007, September 18, 2007, October 2, 2007, October 9, 2007, October 16, 2007, October 16, 2007, October 22, 2007, October 24, 2007 and October 29, 2007; and

(d)	The description of the Registrant’s Ordinary Shares contained in the Registrant’s Registration Statement No. 00029082 on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on January 21, 1997.

Item 8.	Exhibits

4.1*	BluePhoenix 2003 Employee Share Option Plan (previously known as the Crystal 1996 Employee Share Option Plan), as amended on January 28, 1997, December 5, 1999, December 18, 2000, December 26, 2000, August 6, 2003 and December 30, 2004

5.1*	Opinion of Herzog, Fox & Neeman

23.1*	Consent of Ziv Haft, Certified Public Accountants (Isr.)

23.2*	Consent of Herzog, Fox & Neeman (contained in their opinion constituting Exhibit 5)

24.1*	Power of Attorney (included in signature page)

* Filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herzlia, Israel on the 31st day of October, 2007.

BLUEPHOENIX SOLUTIONS LTD. By: /s/ Varda Sagiv —————————————— Varda Sagiv Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arie Kilman, Varda Sagiv and Shai Beilis, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

Principal Executive Officer:

/s/ Arie Kilman	Chief Executive Officer	October 31, 2007
Arie Kilman	and Director

Principal Financial Officer and Principal
Accounting Officer:

/s/ Varda Sagiv Varda Sagiv	Chief Financial Officer	October 31, 2007

Directors:

/s/ Aaron Crystal Aaron Crystal	Director	October 31, 2007

/s/ Shai Beilis Shai Beilis	Director	October 31, 2007

/s/ Amira Berkovitz-Amir Amira Berkovitz-Amir	Director	October 31, 2007

/s/ Michael Chill Michael Chill	Director	October 31, 2007

/s/ Gur Shomron Gur Shomron	Director	October 31, 2007

Name	Title	Date

Authorized Representative in the United States:
BLUEPHOENIX SOLUTION USA Inc.

/s/ Varda Sagiv By: Varda Sagiv Chief Financial Officer	October 31, 2007

INDEX TO EXHIBITS

Exhibit No.	Description

4.1*	BluePhoenix 2003 Employee Share Option Plan (previously known as the Crystal 1996 Employee Share Option Plan), as amended on January 28, 1997, December 5, 1999, December 18, 2000, December 26, 2000, August 6, 2003 and December 30, 2004

5.1*	Opinion of Herzog, Fox & Neeman

23.1*	Consent of Ziv Haft, Certified Public Accountants (Isr.) BDO member firm

23.2*	Consent of Herzog, Fox & Neeman. (contained in their opinion constituting Exhibit 5)

24.1*	Power of Attorney (included in signature page)

* Filed herewith.